NEWHI, INC.

                                     ARTICLES
                                        OF
                                      MERGER

Heidelberg Silver Mining Company, Inc., an Idaho corporation, with and into Newhi, Inc. , a Washington corporation

Pursuant to

RCW 23A.20.040 and RCW 23A.20.070 of the laws of the State of Washington and I.C. 30-1-74 and I.C. 30-1-77 of the laws of State of Idaho.

Heidelberg Silver Mining Company, Inc. , an Idaho corporation ("Heidelberg") and Newhi, Inc., a Washington corporation Newhi do hereby certify that:

1. Heidelberg and Newhi have entered into a Plan and Agreement of Merger, dated November 10, 1987, which provides for the merger of Heidelberg with and into Newhi. Newhi is the surviving corporation in this merger and its Articles of Incorporation shall continue in effect without change for the surviving corporation. The Plan and Agreement of Merger sets forth, among other things, the terms and conditions of the merger and the manner and basis of converting the shares of common stock of Heidelberg into shares of common stock of Mines Management, Inc., the parent corporation of Newhi. A copy of the Plan and Agreement of Merger, excluding its exhibits, is attached to these Articles of Merger as Exhibit A.

2. There are 2,223,304 shares of common stock of Heidelberg, having a par value of Ten Cents ($.10) per share, presently issued and outstanding, all of which are entitled to vote upon the merger. There are 100,000 shares of common stock of Newhi presently issued and outstanding, without par value.

3     Mines Management, Inc. , the sole shareholder of Newhi, unanimously approved the Plan and Agreement of Merger on April 5, 1988, by unanimous shareholder consent.

4. At a special meeting of shareholders of Heidelberg, duly held on April 6, 1988, the shareholders of Heidelberg approved the Plan and Agreement of Merger by the requisite affirmative vote. The number of shares voting for, against, or abstaining were as follows:

     For the Plan and Agreement of Merger:       1,332,183
     Against the Plan and Agreement of Merger:     368,556
     Abstained:                                        -0-








Submission page 67 of 85

IN WITNESS WHEREOF, Heidelberg and Newhi have caused these Articles of Merger to be executed in duplicate pursuant to RCW 23A.20.040 and RCW 23A.20.070 of laws of the State of Washington and I.C. 30-1-74 and I.C. 30-1-77 of the laws of the State of Idaho.

HEIDELBERG SILVER MINING COMPANY, INC.

                              By:
                              President

                              By:
                              Secretary


NEWHI, INC.

                              By:
                              William R. Green, Sole Officer

STATE OF WASHINGTON     )
                        :SS.
County of Franklin      )

CHARLES W. ANTHONY being first duly sworn upon oath, deposes and says:

That he is the President of HEIDELBERG SILVER MINING COMPANY, INC. , and one of the persons who executed the foregoing Articles of Merger, that he has read the same and know the contents thereof, that the statements contained therein are true, and that he is authorized to execute the foregoing Articles of Merger on behalf of HEIDELBERG SILVER-MINING COMPANY,

SIGNED AND SWORN to before me on this 6th day of April, 1988, by CHARLES W. ANTHONY

 NOTARY PUBLIC in and for the State
 of Washington, residing at Spokane.
 My commission expires: 9-26-91.

STATE OF WASHINGTON     )
                       :SS.
County of Franklin      )

WILLIAM R. GREEN, being first duly sworn upon oath, deposes and says:

That he is the President and Sole Officer of NEWHI, INC. one of the persons who executed the foregoing Articles of Merger, that he has read the same and knows the contents thereof, that the statements contained therein are true, and that he is authorized to execute the foregoing Articles of Merger on behalf of NEWHI, INC.

WILLIAM R. GREEN

SIGNED AND SWORN to before me on this 6tli day of April, 1988, by WILLIAM R. GREEN.

NOTARY PUBLIC in and for the State
of Washington, residing at Spokane.
My commission expires: 9-26-91

Submission page 68 of 85

                         PLAN AND AGREEMENT OF MERGER
                              November 10, 1987


This Plan and Agreement of Merger dated this 10th day of November, 1987, by and among MINES MANAGEMENT INC., an Idaho corporation, HEIDELBERG SILVER MINING COMPANY, INC., an Idaho corporation, and NEWHI, INC., a Washington corporation.

WITNESSETH:

WHEREAS, Newhi, Inc. ("Newhi") is a corporation incorporated and existing under the laws of the State of Washington, as a wholly-owned subsidiary of Mines Management, Inc., ("Mines Management") a corporation incorporated and existing under the laws of the State of Idaho, having been incorporated on February 20, 1947;

WHEREAS, Heidelberg Silver Mining Company, Inc. ("Heidelberg") is a corporation incorporated and existing under the laws of the State of Idaho having been incorporated on September 20, 1923, as the R. J. Price Mining Company;

WHEREAS, the boards of directors of the parties deem it advisable for the general welfare and advantage of the parties and their respective shareholders that Heidelberg merge with and into Newhi upon the terms and conditions set forth herein and in accordance with the laws of the States of-Idaho and Washington and that the outstanding shares of common stock of Heidelberg be converted upon such merger (the "Merger") into, shares of common stock of Mines Management at a ratio of six (6) shares of Heidelberg for each share of Mines Management;

WHEREAS, the Boards of Directors of Mines Management, Heidelberg, and Newhi, respectively, have approved and adopted this agreement as a plan of reorganization within the provisions of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986;

NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants contained in this Plan and

EXHIBIT A

Agreement and in order to set forth the terms and conditions of the Merger and the mode of carrying it into effect, the parties agree as follows:

ARTICLE I.
MERGER

1.1 The Merger. At the effective date of the Merger, Heidelberg shall be merged with and into Newhi on the terms and conditions hereinafter set forth as permitted by and in accordance with the laws of the States of Idaho and Washington and pursuant to this Plan and Agreement. Thereupon, the separate corporate existence of Heidelberg shall cease and Newhi as the surviving corporation shall continue to exist under and be governed by the laws of the State of Washington, with its Articles of Incorporation and its Bylaws as in effect immediately prior to the effective date of the Merger becoming the Articles of Incorporation of the surviving corporation and to remain unchanged until amended in accordance with the provisions thereof and applicable law.

Submission page  69 of 85

1.2 Filing Articles of Merger. As soon as practicable following fulfillment or waiver of the conditions specified in Article X and provided that this Agreement has not been terminated and abandoned pursuant to Article VIII, Heidelberg and Newhi will cause Articles of Merger to be executed, acknowledged and filed with the Secretary of State of the States of Idaho and Washington as provided in RCW 23A.20.040 and IC 30-1-74 and IC 30-1-77.

1.3 Effective Date of The Merger. The Merger shall become effective immediately upon the filing of the Articles of Merger with the Secretary of State of the States of Idaho and Washington.. The time of such filing is sometimes referred to herein as the effective date of the Merger.

ARTICLE II.
DIRECTORS AND OFFICERS

2.1 Directors. From and after the effective date of the Merger, the members of the board of directors of the surviving corporation (Newhi) shall consist of persons who are members of the board of directors of Newhi immediately prior to the effective date of the Merger. Each of the members of the board of directors of Newhi shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If on or prior to the effective date of the Merger, a vacancy shall exist on the board of directors of Newhi, such vacancy may be filled in the manner provided by the Bylaws of Newhi.

2.2 Officers. From and after the effective date of the Merger, the following persons, subject to the provisions of the Bylaws of Newhi and the laws of the State of Washington, shall hold office until the first board of directors meeting following the first annual meeting of the shareholders of Newhi held subsequent to the effective date of the Merger and until their successors have been duly elected and shall have qualified, or until sooner terminated by the board of directors: William A. Green, President, Roy G. Franklin, Vice-President, Daniel J. Mertens, Secretary/Treasurer. Subject to the Bylaws of Newhi, the board of directors of Newhi may elect or appoint such additional officers as it may determine from time to time. If on or prior to the effective date of the Merger a vacancy exists in one of the above named offices, such vacancy may be filled in the manner provided by the Bylaws of Newhi.

ARTICLE III.
CONVERSION OF SHARES

3.1 Conversion. Upon the effective date of the Merger, the issued and outstanding shares of common stock of Heidelberg, without any further action on the part of Heidelberg or Newhi or the respective holders of such shares, shall be converted into shares of common stock (par value $0.01 per share) of Mines Management at a ratio of six (6) shares of the common stock of Heidelberg for each share of the common stock of Mines Management; Mines Management shall reserve and set aside 370,551 shares for this purpose.
There are 2,223,304 shares of common stock of Heidelberg issued and outstanding at this time.

3.2 Surrender and Exchange of Shares. As soon as practicable after the effective date of the Merger, each holder of an outstanding certificate or certificates, which immediately prior to the effective date of the Merger represented shares of common stock of Heidelberg, upon surrender to Newhi of such certificate or certificates, shall be entitled to receive one or more stock certificates for the number of full shares of common stock of Mines

Submission page 70 of 85

Management into which the shares of Heidelberg represented by the certificate or certificates so surrendered shall have been converted as aforesaid. Until so surrendered for exchange, each such certificate nominally representing shares of Heidelberg common stock shall be deemed for all corporate purposes to evidence the ownership of the number of full shares of common stock of Mines Management which the holder. thereof would be entitled to receive upon its surrender. Unless and until such outstanding certificate or certificates shall be so surrendered for exchange, no holder thereof shall be entitled to receive any dividend or distribution, whether in cash or otherwise, payable to holders of record of common stock of Mines Management as of a record date after the effective date of the Merger, but upon such surrender of such outstanding certificate or certificates, there shall be paid to the record holder of the certificate or certificates of Mines Management issued and exchanged therefore, the amount of any such dividends and distributions (without interest thereon) which theretofore have become payable with respect to shares of common stock of Mines Management represented by the certificate or certificates issued upon such surrender and exchange. If any -shares of Mines Management common stock are to be issued in a name other than that in which the certificates of Heidelberg common stock surrendered for exchange are registered, it shall be a condition of such exchange that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange pay any transfer or other taxes required by reason of issuance of the shares of Mines Management common stock to persons other than the registered holder of the certificates surrendered.

3.3 Status of Mines Management Stock. All shares of common stock of Mines Management into which common stock of Heidelberg is converted as described in this Agreement shall be authorized but previously unissued, fully paid and nonassessable, and be freely transferable. The securities to be issued to the shareholders of Heidelberg will be described in a notification and offering circular filed in accordance with the provisions of Regulation A promulgated by the Securities and Exchange Commission and registered by coordination with the states in which the shareholders of Heidelberg presently reside.

3.4 Issuance of Additional Mines Management. Stock. Heidelberg has leased certain unpatented mining claims located in Sanders County, State of Montana, to Pacific Coast Mines'. Inc. , a Delaware corporation, pursuant to the terms and provisions of a Lease and Option to Purchase dated November 8, 1984. Pursuant to the terms of that Lease Agreement, the lessee has an option to purchase those claims for Two Million Five Hundred Thousand Dollars ($2,500,000.00) exercisable on or before November 8 1987. In the event that that option is exercised, then additional shares of Mines Management common stock will be issued to the shareholders of Heidelberg. The total number of shares shall be determined by dividing an amount equal to 80%' of the net proceeds received by Newhi from the lessee by the closing bid price for Mines Management shares of common stock on the date that the escrow described in section 5 of that Lease Agreement is closed. Each former shareholder of Heidelberg then will receive that number of additional shares of Mines Management common stock that is equal to the percentage of the total outstanding shares of Heidelberg owned by the former shareholder of Heidelberg, immediately prior to the effective date of the merger. The entire net proceeds of the transaction shall be paid by the lessee to Newhi and the former shareholders of Heidelberg shall not be entitled to any cash distribution.



Submission page 71 of 85

If Pacific Coast Mines purchases the unpatented mining claims described above from Newhi or any successor i n interest of Newhi, after November 8, 1967 and before November 9, 1992, then additional shares of Mines Management common stock will be distributed to the former Heidelberg shareholders in the same manner as described above. The total number of shares shall be determined by dividing a specified percentage of the net proceeds received by Newhi from Pacific Coast Mines by the closing bid price for Mines Management common stock on the closing date of any transaction, as follows:

     After November 8, 1987 and before November 9, 1988   - 80%.
     After November   8, 1988 and before November 9, 1989 - 75%
     After November  8, 1989 and before November 9, 1990  - 70%
     After November   8, 1990 and before November 9, 1991 - 65%
     After November  8, 1991 and before November 9, 1992  - 60%

Any sale of the property to Pacific Coast Mines, Inc., other than in accordance with the provisions' of the purchase option described above, shall be on such terms and conditions as are acceptable mutually to Newhi (or its successor in interest) and Pacific Coast Mines, Inc.; the former Heidelberg shareholders shall not have any right or claim to require that any such sale be at the price stated, or in the manner set forth in, Section S of the Lease Agreement.

The additional shares of Mines Management common stock described in this
Section 3.4 are not included with the shares of common stock covered by the notification and offering circular filed pursuant to Regulation A. Any shares issued pursuant to Section 3.4 would require registration or the availability of an exemption from the registration provisions of Section 5 of the Securities Act of 1933.

3.5 Restriction on Sale. The shares of common stock of Mines Management issued to Heidelberg shareholders in exchange for shares of common stock of Heidelberg shall not be sold, transferred, or exchanged for a period of one year from the effective date of the merger. During that period of time, no transfer or other disposition of those shares of common stock, or any interest therein, shall be made by any former shareholder of Heidelberg and the certificates delivered to the former shareholders shall contain a legend substantially as follows:

No sale, offer to sell, or transfer of the shares represented by this certificate shall be made for a period of one year from ________ 198__, the
effective date of the merger of Heidelberg     Silver Mining Company, Inc.
with and into Newhi, Inc.

ARTICLE IV.
CERTAIN EFFECTS OF MERGER

4.1 Effects of Merger. Upon and after the effective date of the Merger and pursuant to the laws of the State of Washington, Newhi shall possess all the rights, privileges, immunities and franchises, and all property, debts and other chooses in action, and all and every other interest belonging to or due to Heidelberg. All such rights and interests shall be taken and deemed to be transferred and vested in Newhi, and Newhi shall be responsible and liable for all the liabilities and obligations of Heidelberg.




Submission page 72 of 85

4.2 Further Assurances. If at any time after the effective date of the Merger, Newhi shall consider or be advised that any further deeds, assignments or assurances in law or any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in Newhi the title of any property or rights of Heidelberg acquired or to be acquired by reason of, or as the result of the Merger, Newhi and its proper officers and directors shall and will execute and deliver all such property, deeds, assignments and assurances in law or do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in Newhi and otherwise to carry out the purposes of this Agreement.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF HEIDELBERG

To induce Newhi to enter into and perform its obligations under this Agreement, Heidelberg, represents, warrants and covenants to Newhi and Mines Management as follows:

5.1 Corporate Organization. Heidelberg is a corporation validly existing and in good standing under the laws of the State of Idaho.

5.2 Capacity, Authorization and Effect of Agreement. Heidelberg has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been or will be authorized by all necessary corporate action on the part of Heidelberg, including the approval of the Merger by Heidelberg shareholders.
As such, this Agreement constitutes the valid and     binding obligation of
Heidelberg.

5.3 Interim-Operations. Until the effective date of the Merger, Heidelberg shall:

(a)  Not dispose of any material asset;
(b) Not terminate any of its operations without consulting with and obtaining the approval of Newhi;
(c) Use its best efforts to retain all present officers and employees in their present positions;
(d) Pay no dividends and issue no shares of its capital stock (or grant any rights or options to acquire shares of its capital stock); and
(e) Make no changes in the compensation of officers or employees and incur no indebtedness' other than in the ordinary course of business or with prior written approval of Newhi.

5.4 Stock Options., and Warrants. There are no outstanding obligations, options, warrants or other rights of any kind to acquire shares of the capital stock of any class of Heidelberg.

5.5 Negotiations With Third Parties. Heidelberg, its officers, directors and shareholders have terminated and until the termination or consummation of this Agreement will not resume any negotiations with other parties looking toward the merger or acquisition of Heidelberg or any substantial portion of its common stock or assets. Until the termination or consummation of this Agreement, no person will enter into any discussion relating to such proposals on behalf of Heidelberg.



Submission page 73 of 85

5.6 Material Contracts. Until the termination or consummation of this Agreement, Heidelberg shall not enter into any material contracts or. effect any substantial change in the business or operations of Heidelberg other than in the ordinary course of its business and has not done so since August 31, 1987.

5.7 Capital Stock. The authorized capital stock of Heidelberg consists of 3,000,000 shares of common stock, $.10 par value per share, of which 2,223,304 shares have been issued and are presently outstanding. There are no outstanding options, warrants, rights, conversion privileges or other agreements or instruments obligating Heidelberg to issue any additional share of its capital stock of any class or to issue any other debt or equity securities of any kind.

5.8 Financial Statements. Heidelberg, at the request of Mines Management, has furnished to Mines Management the financial statement of Heidelberg for the period ending August 31, 1987, and the unaudited income statements and balance sheet information for the period ending December 31, 1986. Heidelberg has provided an audited balance sheet and income statement for the eight-month period ending August 31, 1987. All of these balance sheets, financial statements and income statements 'are referred to herein as the Financial Statements. The financial statement for the period ending August 31, 1987 has been audited by the firm of Christensen and King, P.S., independent public accountants. The Financial Statements are true and correct -in all material respects and present fairly the financial condition and results of operations of Heidelberg as at and for the periods therein specified.

5.9 Liabilities. Except to the extent reflected or reserved against in the company's balance sheet of August 31, 1987, Heidelberg, as of that date, had no material liabilities of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, federal or state tax liabilities of any type or nature, due or to become due, and whether incurred in respect of or measured by the income of Heidel berg for any period prior to August 31, 1987, or arising out of transactions entered into or any set of facts existing prior thereto.

5.10 Litigation. There are no actions, suits, claims, proceedings, or investigations pending, threatened against or affecting Heidelberg at law or in equity, or before or by any federal, state, municipal, or other governmental court, agency, or instrumentality. Heidelberg is not in default with respect to any order or decree of any court or federal, state, municipal or other governmental department or instrumentality of which Heidelberg has notice. Heidelberg has complied in all material respects with all laws, regulations, and orders applicable to its business and properties.

5.11 Tax Returns. Heidelberg has filed with the appropriate governmental authorities all tax and related returns which are required to be filed by it and such returns accurately reflect the taxes payable. All federal, state and local taxes due and payable have been duly paid except as reflected in the Financial Statements. There are no claims, penalties or assessments for delinquent taxes arising from those tax returns.

5.12 Title to Assets. Heidelberg has good and marketable title to all its property and assets as described in a list of physical assets furnished to Mines Management and as reflected on the balance sheet, free and clear of


Submission page 74 of 85
all security interests, liens, pledges, or other encumbrance or charges (except personal property taxes which may become due and payable on or after the date hereof) and Heidelberg is in possession of all properties and assets owned by it.

5.13 Contracts and Other Documents. Newhi has been advised of all contracts to which Heidelberg is a party. As to all such contracts, Heidelberg has not been notified of any claim that it is in default or otherwise in breach of its obligations.

5.14 Insurance. Any policies of fire, liability, life, and other forms of insurance held by Heidelberg will be provided to Newhi at its request.


5.15 Absence of Certain Events. Since August 31, 1987, Heidelberg represents that Heidelberg has not:

(a) Discharged or satisfied any lien or encumbrance or paid any obligation or liability, whether absolute or contingent, other than current liabilities having become due and payable since that date in the ordinary course of its business;

(b) Declared or made any payment or distribution to shareholders or purchased or redeemed any of its capital stock except as provided in this Agreement;

(c) Sold or transferred any of its tangible or intangible assets or cancelled any debts or claims, except in each case in the ordinary course of its business;

(d) Suffered any loss, damage, or destruction to any of its properties due to fire or other casualty, whether or not insured, which loss, damage or destruction materially and adversely affects its business, properties or operations;

(e) Issued or sold or agreed to issue or sell any shares of its capital stock or any option, warrant, or right in respect to such capital stock, or any promissory note, evidences of indebtedness or any other security;

(f) Mortgaged, pledged or subjected to lien, charge or any other encumbrance, any of its tangible or intangible assets, except the lien of current real and personal property taxes not yet due and payable;

(g) Loaned any money or agreed to loan money to any of its directors, officers or shareholders;

(h)  Amended its Articles of Incorporation or Bylaws; or

(i) Conducted its business otherwise than in its ordinary and usual manner. Further between the date hereof and the effective date of the Merger, without the written consent of Newhi, will not do any of the things listed in this section except as expressly contemplated by this Agreement.

5.16 Disclosure. Neither this Agreement nor, any of the Financial Statements contains any untrue statement of any material fact or omits to state any material fact that would be required to make the statements contained herein or the Financial Statements not misleading.


Submission page 75 of 85

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF NEWHI

To induce Heidelberg to enter into and perform its obligations under this Agreement, Newhi hereby represents, warrants and covenants to Heidelberg as follows:

6.1 Corporate Organization. Newhi is a corporation that will be validly existing and in good standing under the laws of the State of Washington.

6.2 Capacity, Authorization and Effect of Agreement. Newhi has all requisite corporate power and authority to enter into and perform all its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby either have been or will be duly authorized by all necessary corporate action on the part of Newhi, including any required shareholder approval. Subject to any such shareholder approval, this Agreement constitutes the valid and binding obligation of Newhi.

6.3 Authorized Capital. True, correct and complete copies of Newhi's Articles of incorporation and Bylaws, including all of the respective amendments thereto, will be provided to Heidelberg. The total authorized capital stock of Newhi is 100,000 shares of common stock without par value, of which 1,000 shares will be validly issued and outstanding, fully paid and nonassessable.

6.4 Option Plans. There are no authorized, issued or outstanding securities, whether equity or debt, of Newhi of any kind whatsoever, and no outstanding options, warrants, rights, conversion privileges or other agreements or instruments obligating Newhi to issue any additional shares of its capital stock of any class or classes, or to issue any other debt or equity securities of any kind.

6.5 Interim Operations. Until the effective, date of the Merger, Newhi shall not dispose of any material assets or enter into any agreement or business combination (other than the one contemplated by this Agreement) requiring Newhi shareholder approval and shall continue to be engaged in
substantially the same line     of business in which it is currently engaged.

6.6 Disclosure of Material Adverse Information. Neither this Agreement nor any of the information described herein contains any untrue statement of any material fact or omits to state any material fact that would be required to make the statements not misleading. Newhi is not aware of any fact, information or claims, whether pending, potential or threatened, that would have or may in the future have an adverse impact upon its business, the value of its shares, properties, assets, or its profitability prospects or financial condition,, other than those disclosed by the information described herein.

ARTICLE VII.
COVENANTS OF HEIDELBERG AND NEWHI

Press Releases and Communications. Neither Heidelberg nor Newhi shall issue any press release or make any statement or other communication to its shareholders, employees, customers the public or any other person concerning the subject matter of this Agreement other than press releases or communications approved in advance by both parties.

Submission page 76 of 85

ARTICLE VIII.
TERMINATION OF AGREEMENT

Termination. This Agreement and the transactions contemplated by it may be terminated and the Merger may be abandoned at any time prior to the Closing Date, but only for one of the following reasons:
(a)  Mutual Consent.  By mutual consent of Heidelberg and Newhi; or
(b) Material Change in Business. By either party, if a material change in its business or that of the other party occurs; or

(c) Material Breach of Covenants. By Newhi, if there is a material breach of the covenants contained in Article V of this Agreement, or by Heidelberg if there is a material breach of the covenants contained in
     Article VI of this Agreement; or
(d) Dissent by Heidelberg Shareholders. By Newhi if the number of dissenting Heidelberg shareholders asserting a right to payment pursuant to IC 30-1-80 is not acceptable to Newhi in its sole discretion. If a termination of this Agreement shall occur, each party will pay all of its own fees and expenses incurred in connection with the Merger at the time of termination.

ARTICLE IX.
CLOSING DATE

Closing. The closing for the consummation of the transactions contemplated by this Agreement, unless another date or place is agreed to in writing by the parties, shall take place at the offices of Paine, Hamblen, Coffin, Brooke & Miller, Spokane, Washington, as soon as practicable but not later than three business days after the date the shareholders of Heidelberg shall have given the approval sought pursuant to Article X. The hour and date of such closing is referred to as the Closing Date.

ARTICLE X.
CONDITIONS TO THE MERGER

10.1 Conditions to Obligations of Newhi. The obligations of Newhi under this Agreement to close, at its option, are subject to the conditions that:

(a) Shareholders Approval. Heidelberg's shareholders shall have duly approved the Merger and this Agreement in accordance with applicable law, including IC 30-1-77, and Heidelberg's Articles of Incorporation;

(b) Accuracy of Representations and Warranties. As of the Closing Date, the representations and warranties of Heidelberg set forth in Article V shall be true and correct in all material respects as if made as of such date, and Heidelberg shall have complied with its covenants set forth in Articles V and VII, and Heidelberg shall have furnished Newhi an officer's certificate to that effect signed by its chief executive officer or president;

(c)  Litigation.  There shall be no order or judgment enjoining Newhi from
completing the purchase of      Heidelberg' shares pursuant to the Merger, or
seeking to compel Newhi to dispose of a significant portion of its or Heidelberg' business as a result of the Merger, nor shall any claim or legal
action have been received by or commenced      against Heidelberg which would
have a material adverse impact upon Heidelberg;



Submission page 77 of 85

(d) Opinion of Heidelberg's Counsel. Newhi shall have received an opinion satisfactory in form and content to Paine, Hamblen, Coffin, Brooke & Miller, counsel for Newhi, from and of Olson and Olson, counsel for Heidelberg, dated the Closing Date, to the effect that the execution and performance of this Plan and Agreement of Merger have been duly authorized by Heidelberg and constitute a valid and binding obligation of Heidelberg.

10.2 Conditions to Obligations of Heidelberg. The obligations of Heidelberg under this Agreement to close are, at its option, subject to the conditions that:

(a) Shareholders Approval. Heidelberg's shareholders shall have duly approved the Merger and this Agreement in accordance with applicable law, including IC 30-1-77, and Heidelberg's Articles of Incorporation;

(b) Accuracy of Representations and Warranties. As of the Closing Date, the representations and warranties of Newhi set forth in Article VI shall be true and correct in all material respects as if made as of such date, and Newhi shall have complied with its covenants set forth in Article VI and VII, and Newhi shall have furnished Heidelberg an officer's certificate to that effect signed by its chief executive officer or president;

(c) Litigation. There shall be no order or judgment enjoining Heidelberg from consummating the Merger; and

(d) Opinion of Newhi's Counsel. Heidelberg shall have received an opinion satisfactory in form and content to Olson and Olson, counsel for Heidelberg, of and from Paine Hamblen, Coffin, Brooke & Miller, counsel for Newhi, dated the Closing Date, to the effect that the shares of common stock of Mines Management into which the shares of common stock of Heidelberg are to be converted pursuant to this Agreement have been duly authorized, that on the effective date of the Merger such shares will have been duly and validly issued and will be fully paid and nonassessable. Further, the opinion shall be to the effect that the execution and performance of this Plan and Agreement of Merger have been duly authorized by Newhi, and constitute a valid and binding obligation of Newhi.

ARTICLE XI.
EFFECT OF TERMINATION AND RIGHT TO PROCEED

Effect of Termination and Right to Proceed. In the event that this Agreement is terminated pursuant to Article VIII, or because of the failure to satisfy any of the conditions specified in Article X, all further obligations of Heidelberg and Newhi under this Agreement shall terminate without further liability of the parties to each other, except for the obligations of the parties under Section 13.2. Nevertheless, notwithstanding anything in this Agreement to the contrary, if any of the conditions specified in Article X have not been satisfied, either party, as the case may be, in addition to any other rights which may be available to it, shall have the right to waive such condition and to proceed with the Merger.







Submission page 78 of 85

ARTICLE XII.
NOTICES

Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by Certified Mail, postage prepaid, addressed as follows:

To Newhi:           William R. Green, President
                    W. 905 Riverside, Suite 311
                    Spokane, WA 99201

with a copy to:     Lawrence R. Small
                    Paine, Hamblen, Coffin, Brooke & Miller
                    1200 Washington Trust Financial Center
                    Spokane, WA 99204

To Heidelberg:      Charles Anthony, President
                    c/o Franklin & Associates P. 0. Box 2588
                    Tri-Cities, WA 99302

with a copy to:     Orville Olson
                    P.O. Box 888
                    Pasco, WA 99301

Or to such other address as shall be furnished in writing by the party to be notified, and any such notice or communication shall be deemed to have been given as of the day after the date such notice was so mailed.

ARTICLE XIII.
MISCELLANEOUS

13.1 Survival of Representations and Warranties. The representations and warranties included or provided for herein, or in any instrument of transfer or other document delivered pursuant hereto, shall survive the effective date of the Merger.

13.2 Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by it shall be paid by the party incurring such expenses.

13.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the consent of the other party.

13.4 Amendment. This Agreement may be amended in a writing signed by both parties with the approval of the board of directors of each party at any time prior to the effective date of the Merger with respect to any of the terms contained herein other than the number of shares of Mines Management common stock which holders of Heidelberg common stock shall receive in the Merger as set forth in Section 3. 1.

13.5 Necessary and Desirable Actions. Heidelberg and Newhi each shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

Submission page 79 of 85

13.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

13.7 Headings. The section headings in this Agreement are for convenience only and shall not be considered part of or used in the interpretation of this Agreement.

IN WITNESS WHEREOF, this Agreement has been signed by the duly authorized officers of each of the parties on the day and year first above written.

HEIDELBERG SILVER MINING COMPANY, INC.

By: ________________________________
          Charles Anthony, President

ATTEST: ____________________________
          Roy G. Franklin, Secretary


NEWHI, INC.

By: _________________________________
          William R. Green, President

ATTEST:  _____________________________
          Daniel J, Mertens, Secretary

MINES MANAGEMENT, INC.

By: _________________________________
          William R. Green, President

ATTEST: _____________________________
          Daniel J. Mertens, Secretary













This space intentionally left blank.








Submission page 80 of 85